Exhibit 23.2

Consent of Eide Bailly LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 20, 2014 relating to the financial statements of Agricore United Holdings Inc. which appears in Post Holdings, Inc.’s Form 8-K/A filed on January 21, 2014. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ Eide Bailly LLP

Fargo, North Dakota

May 19, 2014